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DATED FEBRUARY 28th, 2007

(1) VITA 34 International AG

AS SECONDARY GUARANTOR

and
(2) CORD BLOOD AMERICA INC.
AS BENEFICIARY

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MAXIMUM AMOUNT GUARANTEE OF COLLECTION

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THIS MAXIMUM AMOUNT GUARANTEE OF COLLECTION (the “Guarantee”) is made the 28th day of February 2007

BETWEEN

VITA 34 International AG, a stock corporation organized and existing under the laws of Germany registered with the local court (Amtsgericht) of Leipzig with registration no. HRB 20339, with its principal office at Deutscher Platz 5a, D-04103 Leipzig, Federal Republic of Germany (the “Guarantor”)

AND

1.

Cord Blood America Inc., a Florida corporation with an office at 9000 Sunset Boulevard, Suite 400, Los Angeles, CA 90069, United States of America, (the “Beneficiary”)

PREAMBLE WHEREAS

The Beneficiary and CorCell Inc., a Delaware corporation, 1717 Arch Street Suite 1410, Philadelphia PA 19103, United States of America (the “Company”) have agreed upon the terms and conditions in an asset purchase agreement dated October 1, 2006 (the “Asset Purchase Agreement”) and upon terms and conditions in an purchase agreement regarding existing samples dated October 12, 2006, and as amended on February 28, 2007 (the “Samples Purchase Agreement” and together with the Asset Purchase Agreement the “Agreements”) to acquire certain assets and assume certain liabilities of the Company;

As a condition precedent to the Beneficiary's obligation to execute the Agreements and as a security for the collection of payment of the Guaranteed Obligations (as hereinafter defined) up to the Maximum Amount, the Guarantor has agreed to execute this Guarantee in favor of the Beneficiary.

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NOW, THEREFORE, it is hereby agreed between the Guarantor and the Beneficiary as follows:

1. GUARANTEE UNDERTAKING

1.01 Guarantee Undertaking. The Guarantor hereby guarantees to the Beneficiary the collection by the Beneficiary of all of the Company's present and future payment obligations under the Agreements, including without limitation any warranty claims of the Beneficiary against the Company under the Agreements and any claims for damages incurred by the Beneficiary as a result of any of the Agreements (together the “Guaranteed Obligations”), provided that the aggregate liability of the Guarantor under this Guarantee shall be limited to, and shall in no event exceed, a maximum amount of USD $3,770,000.00 (the “Maximum Amount”).

1.02  Continuity of Guarantee. This Guarantee is irrevocable and shall remain in full force and effect until the earlier of (i) the Guaranteed Obligations have been unconditionally and irrevocably paid and discharged in full by the Company, and (ii) three years after closing of the Agreements, however, in any event not later than 31 March 2010, 12 pm (the “Expiration Date”), provided however, that such period will be extended for any claims that have been made or become due prior to the Expiration Date but have not been paid and discharged in full as of the Expiration Date until the payment and discharge in full of any such claims.

1.03 Enforcement of the Guarantee. If any of the Guaranteed Obligations becomes due and payable and is not discharged when due after making written demand upon the Company, the lapse of all relevant cure periods and pursuing judicial action, if necessary or appropriate, the Guarantor shall upon written request of the Beneficiary, which shall state that the Company has not fulfilled its payment obligations under any of the Agreements and the relevant amount due, and to which all relevant demands, notices and other documents shall be attached, remit promptly any and every sum of money which the Company has become liable to pay to the Beneficiary under the Agreements as and when the same shall become due which in the aggregate shall in no event exceed the Maximum Amount − it being understood that this Guarantee shall not constitute a primary guarantee (since the Beneficiary shall be required first to make demand upon the Company). Any payments due shall be paid in either cash and/or shares in the Beneficiary (the fair market value of a share of the Beneficiary stock shall be equal to the closing sale price as of the day of transfer on the NASD OTCBB or other exchange or similar institution on which such stock is traded and, if it is not so traded, the fair market value as agreed upon by the parties or determined by an independent appraiser). The Beneficiary shall not be required to institute any judicial action if the Company shall have agreed that any such payment is due to the Beneficiary under this Guarantee and shall have admitted in writing that it does not have sufficient assets to pay any of the Guaranteed Obligations or such determination has been made by an independent accountant.

1.04 Defenses.

(a) For the avoidance of doubt, the Guarantor shall have the following defenses and/or statutory rights:

(i)  the right to raise any counterclaims or defenses which the Company

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could raise; and

(ii) the right to plead the possibility of a set-off by the Beneficiary against any due claims owed by the Beneficiary to the Company.

(b) If the Agreements shall not be consummated, for whatever reason, this Guarantee shall automatically terminate without any action by any party hereto, and following such termination the Guarantor shall have no liabilities under this Guarantee towards the Beneficiary.

2.

DISCHARGE UPON PAYMENT IN FULL. No payment to the Beneficiary hereunder, be it pursuant to any award or judgment or order of any court or otherwise shall operate to discharge the obligation of the Guarantor in respect of which it was made unless and until payment in full shall have been received by the Beneficiary on account of such obligation or payments made hereunder to the Beneficiary in the aggregate shall have made been equal to the Maximum Amount, whichever shall take place earlier.

3.

FURTHER COVENANTS

3.01  Confirmations by Guarantor. The Guarantor hereby represents and confirms that

(a)

it has received copies of the final and executed versions of the Agreements (including all schedules, exhibits, side agreements, amendments or other relevant documents) and that it is fully aware of the contents of the Agreements;

(b)

this Guarantee constitutes the valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms , except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or in law), as well as concepts of reasonableness, good faith and fair dealing; and

(c)

the execution, delivery and performance by the Guarantor of this Guarantee does not and will not:

(i)

conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract or agreement to which the Guarantor is a party or by which the Guarantor or its property is bound; or

(ii)

require any approval or consent of any person or entity under any contract or agreement to which the Guarantor is a party or by which the Guarantor or its property is bound.

3.02 Duty to notify material adverse changes. The Guarantor shall notify the Beneficiary without delay of any events that in the Guarantor’s reasonable judgment is likely to impede or endanger the due implementation of this Guarantee or that in the Guarantor’s reasonable judgment is likely to materially adversely affect the Guarantor's ability to perform its obligations hereunder.

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3.03 Modifications of the Agreements. Modifications of or amendments to the Agreements any agreement or document executed in connection therewith shall not require the consent of the Guarantor, except to the extent that any modification or amendment increases the amount of Guaranteed Obligations payable hereunder by the Guarantor.  Any modification or amendment in violation of this Section 3.03 shall be null and void as to, and of no legal effect upon, the Guarantor.

4.

RELEASE OF THE GUARANTEE. The Beneficiary shall promptly, without or upon request by the Guarantor, return its original of this Guarantee to the Guarantor upon complete and final discharge of all payment obligations of the Company under the Agreements, the Guarantor under this Guarantee or the discharge or termination of this Guarantee, whichever is the earliest.

5.

LAW AND JURISDICTION

5.01 Governing law. This Guarantee, including its validity, shall be governed by, construed and interpreted in accordance with substantive provisions of the State of Delaware (USA), without regard to its principles of conflicts of law.

5.02 Place of jurisdiction. The state and federal courts located in the State of Delaware (USA) shall have sole jurisdiction in respect of any dispute arising out of or in connection with this Guarantee including its validity.

6.

MISCELLANEOUS

6.01  Reimbursement of costs and expenses. All fees, costs and expenses, arising out of or in connection with the enforcement of this Guarantee or the rights hereunder, shall be borne by the Guarantor, provided that the prevailing party in any action or proceeding shall be entitled to reimbursement of its costs and expenses, including its court costs, attorneys’ and experts’ fees and disbursements and other out-of-pocket expenses incurred as a result of such action or proceeding.

6.02  Written form requirement. Any amendment, modification or supplement to this Guarantee shall be made in writing in order to be valid and binding. The parties may not waive the form requirement of writing other than in writing by signing an amendment hereto.

6.03  Further actions. The Guarantor, shall from time to time at the request of the Beneficiary do all such acts and execute and procure the execution of all such documents as the Beneficiary may reasonably consider necessary for giving full effect to this Guarantee for securing to the Beneficiary the full benefit of all rights, power, remedies conferred, or intended to be conferred, upon the Beneficiary herein.

6.04  Severability.  If at any time any provision hereof or part hereof is or becomes illegal, invalid or unenforceable, the legality, validity or enforceability of the remaining provisions hereof shall in no way be affective or impaired thereby. The illegal, invalid or unenforceable provision shall be deemed to be substituted by a valid, legal and enforceable provision, which reflects the intention of the parties hereto to the extent this is

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legally permitted. Should it prove that this Guarantee has an unintentional omission; the provisions set out above shall apply mutatis mutandis.

6.05  Notices.  All notices, demands and other writings required or permitted to be given under this Guarantee shall be in writing and shall be given by delivering that writing to the recipient by reputable overnight courier (e.g., UPS, FedEx or DHL) to a party shall be sent to or made at the address given for that party hereinabove, or at such other address as that party may specify by like notice to the other party.

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IN WITNESS WHEREOF this Guarantee has been executed by the parties hereto on the day and year first before written.

For the Guarantor: For and on behalf of

VITA 34 International AG

represented by:

___________________________________________

Name(s):

 Title(s):

Agreed and accepted for the Beneficiary: For and on behalf of

CORD BLOOD AMERICA INC.

represented by:

___________________________________________

Name(s):

Title(s):